Exhibit 99.1

April 29, 2008	File No: 22787-045

East West Bancorp, Inc.

135 North Robles Avenue

Pasadena, California 91101

Re:                             Registration Statement on Form S-3 (No. 333-150353)

Ladies and Gentlemen:

We have acted as special counsel for East West Bancorp, Inc., a Delaware corporation (the “Company”), in connection with certain matters of Delaware and California law arising out of the registration by the Company of up to 175,000 shares of 8.00% Non-Cumulative Perpetual Convertible Preferred Stock, Series A ($175 million aggregate liquidation preference of the Company) and up to an additional 25,000 shares of such preferred stock ($25 million aggregate liquidation preference) which may be offered to cover over-allotments, if any, pursuant to an underwriters’ over-allotment option (collectively, the “Preferred Stock” and all the transactions contemplated by the offering of Preferred Stock, the “Offering”) and the shares of common stock, $0.001 par value per share (the “Common Stock”) of the Company issuable upon conversion of the Preferred Stock, each covered by the Registration Statement on Form S-3, and all amendments thereto, as filed with the United States Securities and Exchange Commission (the “SEC”) by the Company on or about the date hereof under the Securities Act of 1933, as amended (the “Act”) (the “Registration Statement”).  Capitalized terms used but not defined herein shall have the meanings assigned to them in the Registration Statement.

In connection with our representation of the Company, and as a basis for the opinion hereunder set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Transaction Documents.”

1.             The Certificate of Incorporation of the Company, as amended to date, certified as of a recent date by the Delaware Secretary of State (“Certificate of Incorporation”);

2.             The Bylaws of the Company, as amended to date;

3.             Certificate of the Delaware Secretary of State as to the good standing of the Company under the laws of the state of Delaware;

1001 Page Mill Road, Building 2, Palo Alto, California 94304 – 1006   Telephone:  650.812.1300  Fax:  650.213.0260

Albany   |   Los Angeles  |  Orange County  |  Palo Alto  |  Sacramento  |  San Francisco   |  Washington, D.C.

4.             Certificate of the California Secretary of State certifying as to the good standing of the Company under the laws of the state of California;

5.             Letter from the California Franchise Tax Board (“CFTB”) certifying as to the good standing of the Company as of a recent date;

6.             Certificate of the Federal Reserve Bank of San Francisco (“FRB”) certifying as to the status of the Company as a registered bank holding company as of a recent date;

7.             Resolutions duly adopted by the Board of Directors of the Company and by the Pricing Committee of the Company relating to the Offering;

8.             A certificate executed by an officer of the Company, dated as of the date hereof;

9.             The Registration Statement and the related form of prospectus included therein and the supplement thereto, in the form in which it was transmitted to the SEC; and

10.          Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth in this letter, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1.             Each individual executing any of the Transaction Documents, whether on behalf of such individual or another person, is legally competent to do so;

2.             Each individual executing any of the Transaction Documents on behalf of a party (other than the Company) is duly authorized to do so.

3.             Each of the parties (other than the Company) executing any of the Transaction Documents has duly and validly executed and delivered each of the Transaction Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

4.             All Transaction Documents submitted to us as originals are authentic.  The form and content of all Transaction Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Transaction Document as executed and delivered.  All Transaction Documents submitted to us as certified or photostatic copies conform to the original documents.  All signatures on all Transaction Documents are genuine.  All public records revised or relied upon by us or on our behalf are true and complete.  All representations, warranties, statements and information contained in the Transaction Documents are true and complete.  There has been no oral or written modification of or amendment to any of the Transaction Documents, and there has been no waiver of any provision of any of the Transaction Documents, by action or omission of the parties or otherwise. We have no reason to believe that the status of matters addressed by the CFTB and FRB and the status of good standing with respect to the Company has changed since the respective dates of the certificates and letters specifically referenced herein.

On the basis of such examination, our reliance upon the assumptions in this opinion and our consideration of those questions of law we considered relevant, we are of the opinion that:

1.             The Company is a corporation duly incorporated and existing under and by virtue of the laws of the state of Delaware and is good standing with the state of Delaware and California.

2.             The Preferred Stock, when issued against full payment of the consideration thereof and evidenced by duly executed certificates or instruments, as the case may be, will be validly issued, fully paid, and non-assessable.

3.             The Common Stock has been duly authorized and, when and if issued and delivered upon conversion of the Preferred Stock in accordance with the terms thereof, will be validly issued, fully paid and nonassessable.

The law covered by this opinion is limited to the current laws of the State of California and the General Corporation Law of the State of Delaware and the federal securities laws and laws of the United States of America and to present judicial interpretations thereof, and to facts as they presently exist. Our opinions and statements expressed herein are limited to those matters expressly set forth herein, and no opinion may be implied or inferred beyond the matters expressly stated herein.  Further, the opinions and statements contained in this letter (i) are given as of the date of this letter, and we hereby disclaim any obligation to notify any person or entity after the date hereof if any change in fact or law should change our opinions or statements with respect to any matter set forth in this letter, and (ii) are rendered exclusively for your benefit solely in connection with the consummation of the transactions contemplated by the Registration Statement, and may not be relied upon by any other person, including any of your transferees, for any purpose.

We hereby consent to the filing of this opinion with the SEC as an exhibit to the Registration Statement by incorporation by reference in accordance with the requirements of

Item 601(b)(5) of Regulation S-K of the Act and the use of our name therein and in the Prospectus under the caption “Validity of Securities.”  In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC adopted under the Act.

Very truly yours,

/s/ Manatt, Phelps & Phillips, LLP